Exhibit 99.1 Media Inquiries: Investor Inquiries: Deb Kline Matthew Booher John Nunziati 908-953-6179 (office) 908-953-7500 (office) 408-562-3780 (office) klined@avaya.com mbooher@avaya.com jfnunziati@avaya.com Avaya Reports Fourth Fiscal Quarter and Fiscal 2013 Financial Results Fourth Quarter 2013 Highlights: - Revenue of $1.2 billion - Operating Income of $113 million, Non-GAAP Operating Income(1) of $244 Million - Adjusted EBITDA(1) of $295 Million, 24.6% of revenue; both record levels Fiscal 2013 Highlights  Revenue of $4.7 billion  Operating Income of $78 million, Non-GAAP Operating Income(1) of $721 Million  Adjusted EBITDA(1) of $943 Million, record level of 20% of revenue Santa Clara, Calif. — Wednesday, November 20, 2013 – Avaya Inc., a global provider of business communications and collaboration systems, software and services, today reported results for the fourth quarter and full fiscal-year ended September 30, 2013. Total revenue for the fourth quarter was $1.2 billion, up 4.3% compared to the prior quarter. On a year over year basis revenue was down 6% compared to the fourth quarter of fiscal 2012. For the fourth fiscal quarter, adjusted EBITDA was $295 million which compares to adjusted EBITDA of $225 million for the prior quarter and $267 million for the fourth quarter of fiscal 2012. Non-GAAP operating income was $244 million compared to non-GAAP operating income of $171 million for the prior quarter and $206 million for the fourth quarter of fiscal 2012. Fourth quarter cash flow from operations was $52 million. Cash and cash equivalents totaled $288 million as of September 30, 2013. For fiscal 2013, Avaya reported revenue of $4.7 billion, down 9% compared to fiscal 2012 revenue of $5.17 billion. Non-GAAP operating income was $721 million in fiscal 2013 compared to $721 million in fiscal 2012. Fiscal 2013 adjusted EBITDA of $943 million was down $28 million compared to fiscal 2012.

“Avaya closed fiscal 2013 delivering solid fourth quarter results reflecting advancement of our business model.” said Kevin Kennedy, president and CEO. “Through the year, Avaya introduced over 100 new product releases to the market. Avaya’s portfolio of easy-to-use, high quality mobile video and collaboration tools is well positioned to meet the requirements of an increasingly mobile and connected anytime/anywhere workforce. As we transition into fiscal 2014, Avaya remains focused on broadening our innovative product portfolio, improving our go- to-market alignment with the markets we serve, and executing against our business model.” Fourth Fiscal Quarter Highlights  Revenue of $1.2 billion increased 4.3% compared to the prior quarter and decreased 6.0% compared to the fourth quarter of fiscal 2012  Gross margin was 56.8% compared to 54.5% for the prior quarter and 50.6% for the fourth quarter of fiscal 2012  Non-GAAP gross margin(1) was 58.1% compared to 56.0% for the prior quarter and 54.7% for the fourth quarter of fiscal 2012  GAAP operating income was $113 million compared to GAAP operating income of $14 million for the prior quarter and $76 million for the fourth quarter of fiscal 2012  Adjusted EBITDA was $295 million or 24.6% of revenue compared to $225 million or 19.5% of revenue for the prior quarter and $267 million or 20.9% of revenue for the fourth quarter of fiscal 2012  Fourth quarter adjusted EBITDA, fourth quarter and full-year total adjusted EBITDA as a percentage of revenue, and fourth quarter and full-year total gross margin percentage were all record levels for the company.  Product revenue of $617 million increased by 10.0% compared to the prior quarter and decreased by 5.4% compared to the fourth quarter of fiscal 2012.  Avaya Global Services revenue of $583 million decreased 1.2% compared to the prior quarter and decreased 6.7% compared to the fourth quarter of fiscal 2012  For the fourth fiscal quarter, percentage of revenue by geography was: ‐ U.S. – 55%, - EMEA – 26%, ‐ Asia-Pacific – 9% - Americas International – 10%. Conference Call and Webcast Avaya will discuss these results at 2:00 p.m. PST on Wednesday, November 20, 2013 in a live webcast and conference call. To join the webcast, listeners should access the investor page of our website (www.avaya.com/investors). Supplementary materials will be available at the same location. Following the live webcast, a replay will be available at the same web address in our event archives. To access the webcast by phone, dial 800-882-9327 in the U.S. or Canada and 706-645-9730 for international callers using the conference passcode number of 94144915. To ensure you are connected prior to the start, we suggest you access the website or the call 10-15 minutes before the start time. For those unable to participate during the live event, a replay of the conference call will be available beginning at 5:00 p.m. PST on November 20, 2013 through December 20, 2013 by dialing 855-859-2056 or 800-585-8367 within the United States and 404-537-3406 outside the United States. The replay access code is 94144915.

About Avaya Avaya is a global provider of business collaboration and communications solutions, providing unified communications, contact centers, networking and related services to companies of all sizes around the world. For more information please visit www.avaya.com. Certain statements contained in this press release may be forward-looking statements. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should" or "will" or other similar terminology. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these are reasonable, such forward looking statements involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results to differ materially from any future results expressed or implied by these forward-looking statements. For a list and description of such risks and uncertainties, please refer to Avaya's filings with the SEC that are available at www.sec.gov. Avaya disclaims any intention or obligation to update or revise any forward-looking statements. 1 Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers and for reconciliation of adjusted EBITDA for the third quarter of fiscal 2013 see our Form 10-Q filed with the SEC on August 9, 2013 at www.sec.gov.

2013 2012 2013 2012 REVENUE Products 617$ 652$ 2,337$ 2,672$ Services 583 625 2,371 2,499 1,200 1,277 4,708 5,171 COSTS Products: Costs (exclusive of amortization of intangibles) 232 284 963 1,146 Amortization of technology intangible assets 14 46 63 192 Services 273 301 1,122 1,247 519 631 2,148 2,585 GROSS PROFIT 681 646 2,560 2,586 OPERATING EXPENSES Selling, general and administrative 375 378 1,520 1,630 Research and development 102 120 445 464 Amortization of intangible assets 56 57 227 226 Goodwill impairment - - 89 - Restructuring and impairment charges, net 35 15 200 147 Acquisition-related costs - - 1 4 568 570 2,482 2,471 OPERATING INCOME 113 76 78 115 Interest expense (121) (107) (467) (431) Loss on extinguishment of debt - - (6) - Other expense, net (5) (13) (14) (20) LOSS BEFORE INCOME TAXES (13) (44) (409) (336) Benefit from (provision for) income taxes 36 54 45 (8) NET INCOME (LOSS) 23$ 10$ (364)$ (344)$ For the three months ended September 30, Avaya Inc. Consolidated Statements of Operations (Unaudited; in millions) For the twelve months ended September 30,

September 30, September 30, 2013 2012 ASSETS Current assets: Cash and cash equivalents 288$ 337$ Accounts receivable, net 716 782 Inventory 245 255 Deferred income taxes, net 52 18 Other current assets 253 252 TOTAL CURRENT ASSETS 1,554 1,644 Property, plant and equipment, net 334 364 Deferred income taxes, net 34 43 Intangible assets, net 1,486 1,775 Goodwill 4,092 4,188 Other assets 172 180 TOTAL ASSETS 7,672$ 8,194$ LIABILITIES Current liabilities: Debt maturing within one year 35$ 37$ Accounts payable 408 438 Payroll and benefit obligations 256 262 Deferred revenue 671 616 Business restructuring reserve, current portion 92 84 Other current liabilities 257 302 TOTAL CURRENT LIABILITIES 1,719 1,739 Long-term debt 6,051 6,084 Pension obligations 1,510 1,763 Other postretirement obligations 290 360 Deferred income taxes, net 243 204 Business restructuring reserve, non-current portion 78 51 Other liabilities 450 429 TOTAL NON-CURRENT LIABILITIES 8,622 8,891 Commitments and contingencies STOCKHOLDER'S DEFICIENCY Common stock - - Additional paid-in capital 2,937 2,926 Accumulated deficit (4,600) (4,236) Accumulated other comprehensive loss (1,006) (1,126) TOTAL STOCKHOLDER'S DEFICIENCY (2,669) (2,436) TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIENCY 7,672$ 8,194$ Avaya Inc. (Unaudited; in millions) Consolidated Balance Sheets

2013 2012 Net cash (used for) provided by: Net loss (364)$ (344)$ 459 610 Changes in operating assets and liabilities 56 (222) Operating activities 151 44 Investing activities (113) (271) Financing activities (79) 157 Effect of exchange rate changes on cash and cash equivalents (8) 7 Net decrease in cash and cash equivalents (49) (63) Cash and cash equivalents at beginning of period 337 400 Cash and cash equivalents at end of period 288$ 337$ Adjustments to net loss Avaya Inc. Condensed Statements of Cash Flows (Unaudited; in millions) For the twelve months ended September 30,

Avaya Inc. Supplemental Schedules of Revenue (Unaudited; in millions) Dec. 31, Mar. 31, June 30, 2012 2013 2013 2013 2012 2013 2012 Amount Pct. Revenue by Segment 573$ 473$ 497$ Global Communications Solutions 553$ 588$ 46% 46% (35)$ -6.0% - - (1) Purchase accounting adjustments - - 0% 0% - - 58 56 64 Networking 64 64 5% 5% - 0.0% 631 529 560 Total ECS product revenue 617 652 51% 51% (35) -5.4% 609 589 590 AGS 583 625 49% 49% (42) -6.7% 1,240$ 1,118$ 1,150$ Total revenue 1,200$ 1,277$ 100% 100% (77)$ -6.0% Revenue by Geography 670$ 592$ 639$ U.S. 659$ 694$ 55% 54% (35)$ -5.0% International: 331 298 297 EMEA 313 327 26% 26% (14) -4.3% 123 116 105 APAC - Asia Pacific 113 126 9% 10% (13) -10.3% 116 112 109 115 130 10% 10% (15) -11.5% 570 526 511 Total International 541 583 45% 46% (42) -7.2% 1,240$ 1,118$ 1,150$ Total Revenue 1,200$ 1,277$ 100% 100% (77)$ -6.0% For the Three Months Ended For the Three Months Ended September 30, Mix Americas International - Canada and Latin America Revenues Change

Use of Non-GAAP (Adjusted) Financial Measures The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with GAAP, including adjusted EBITDA, Non-GAAP gross margin and Non-GAAP operating income. EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments permitted in calculating covenant compliance under our debt agreements as further described in our SEC filings. We believe that including supplementary information concerning adjusted EBITDA is appropriate to provide additional information to investors to demonstrate compliance with our debt agreements and because it serves as a basis for determining management compensation. In addition, we believe adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. Accordingly, adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, namely the company’s pricing strategies, volume, costs and expenses of the organization. Adjusted EBITDA has limitations as an analytical tool. Adjusted EBITDA does not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. In particular, based on our debt agreements the definition of adjusted EBITDA allows us to add back certain non-cash charges that are deducted in calculating net income (loss). Our debt agreements also allow us to add back restructuring charges, certain fees payable to our private equity sponsors and other specific cash costs and expenses as defined in the agreements and that portion of our pension costs, other post-employment benefits costs, and non-retirement post-employment benefits costs representing the amortization of pension service costs and actuarial gain or loss associated with these employment benefits. However, these are expenses that may recur, may vary and are difficult to predict. Further, our debt agreements require that adjusted EBITDA be calculated for the most recent four fiscal quarters. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or any complete fiscal year. Non-GAAP gross margin excludes the amortization of technology intangible assets, impairment of long lived assets, transition services agreement costs incurred in connection with the acquisition of Nortel’s enterprise solutions business, share based compensation and purchase accounting adjustments. We have included Non-GAAP gross margin because we believe it provides additional useful information to investors regarding our operations by excluding those charges that management does not believe are reflective of the company’s ongoing operating results when assessing the performance of the business. Non-GAAP operating income excludes the amortization of technology intangible assets, restructuring and impairment charges, acquisition and integration related costs, share based compensation, impairment of long lived assets and purchase accounting adjustments. We have included Non-GAAP operating income because we believe it provides additional useful information to investors regarding our operations by excluding those charges that management does not believe are reflective of the company’s ongoing operating results when assessing the performance of the business. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and have limitations as analytical tools in that they do not reflect all of the amounts associated with Avaya’s results of operations as determined in accordance with GAAP. As such, these measures should only be used to evaluate Avaya's results of operations in conjunction with the corresponding GAAP measures. The following tables reconcile GAAP measures to non-GAAP measures: 2013 2012 2013 2012 Net income (loss) 23$ 10$ (364)$ (344)$ Interest expense 121 107 467 431 Interest income - - (2) (3) (Benefit from) provision for income taxes (36) (54) (45) 8 Depreciation and amortization 123 138 454 564 231 201 510 656 Impact of purchase accounting adjustments - 1 1 3 Restructuring charges, net 35 14 200 142 Sponsors' fees 2 2 7 7 Acquisition-related costs - - 1 4 Integration-related costs 3 5 15 19 Loss on extinguishment of debt - - 6 - Third-party fees expensed in connection with the debt modification - - 18 - Non-cash share-based compensation 4 1 11 8 Write-down of assets held for sale to net realizable value - 1 - 5 (Gain) loss on investments and sale of long-lived assets, net - - (1) 3 Goodwill impairment - - 89 - Impairment of long-lived assets - 4 1 6 Reversal of contingent liability related to acquisition - (1) - (1) Venezuela hyperinflationary and devaluation charges - - 1 - Resolution of legal matters - - 10 - Loss (gain) on foreign currency transactions 5 14 (5) 21 Pension/OPEB/nonretirement postemployment benefits and long-term disability costs 15 25 79 98 Adjusted EBITDA 295$ 267$ 943$ 971$ EBITDA For the three months ended September 30, For the twelve months ended September 30, Avaya Inc. Supplemental Schedule of Non-GAAP Adjusted EBITDA (Unaudited; in millions)

Avaya Inc.
Supplemental Schedules of Non-GAAP Reconciliations
(Unaudited; in millions)

	For the Three Months Ended					For the Twelve Months Ended	
	Sept. 30, 2012	Dec. 31, 2012	Mar. 31, 2013	June 30, 2013	Sept. 30, 2013	Sept. 30, 2012	Sept. 30, 2013
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin							
GAAP Gross Profit	$ 646	$ 666	$ 586	$ 627	$ 681	$ 2,586	$ 2,560
GAAP Gross Margin	50.6%	53.7%	52.4%	54.5%	56.8%	50.0%	54.4%
Items excluded:							
Amortization of technology intangible assets	46	22	14	13	14	192	63
Impairment of capitalized software development costs	4	-	-	1	-	6	1
Share-based compensation	1	1	-	2	2	4	5
Purchase accounting adjustments	1	-	-	1	-	3	1
Non-GAAP Gross Profit	$ 698	$ 689	$ 600	$ 644	$ 697	$ 2,791	$ 2,630
Non-GAAP Gross Margin	54.7%	55.6%	53.7%	56.0%	58.1%	54.0%	55.9%
Reconciliation of Non-GAAP Operating Income							
GAAP Operating Income (Loss)	$ 76	$ 23	$ (72)	$ 14	$ 113	$ 115	$ 78
Percentage of Revenue	6%	2%	-6%	1%	9%	2%	2%
Items excluded:							
Amortization of acquired assets	103	79	71	70	70	418	290
Restructuring and impairment charges, net	15	84	18	63	35	147	200
Acquisition/integration-related costs	6	5	6	5	4	24	20
Share-based compensation	1	2	1	4	4	8	11
Impairment of capitalized software development costs	4	-	-	1	-	6	1
Incremental accelerated depreciation	-	-	-	3	18	-	21
Goodwill impairment	-	-	89	-	-	-	89
Resolution of legal matters	-	-	-	10	-	-	10
Purchase accounting adjustments	1	-	-	1	-	3	1
Non-GAAP Operating Income	$ 206	$ 193	$ 113	$ 171	$ 244	$ 721	$ 721
Percentage of Revenue	16.1%	15.6%	10.1%	14.9%	20.3%	13.9%	15.3%

Avaya Inc.

Supplemental Schedules of Non-GAAP Reconciliation of Gross Profit and Gross Margin by Portfolio

(Unaudited; in millions)

	For the Three Months Ended					For the Twelve Months Ended	
	Sept. 30, 2012	Dec. 31, 2012	Mar. 31, 2013	June 30, 2013	Sept. 30, 2013	Sept. 30, 2012	Sept. 30, 2013
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products							
Revenue	$ 652	$ 631	$ 529	$ 560	$ 617	$ 2,672	$ 2,337
Costs (exclusive of amortization of technology intangible assets)	284	261	236	234	232	1,145	963
Amortization of technology intangible assets	46	22	14	13	14	192	63
GAAP Gross Profit	322	348	279	313	371	1,335	1,311
GAAP Gross Margin	49.4%	55.2%	52.7%	55.9%	60.1%	50.0%	56.1%
Items excluded:							
Amortization of technology intangible assets	46	22	14	13	14	192	63
Impairment of capitalized software development costs	4	-	-	1	-	6	1
Purchase accounting adjustments	1	-	-	1	-	3	1
Non-GAAP Gross Profit	$ 373	$ 370	$ 293	$ 328	$ 385	$ 1,536	$ 1,376
Non-GAAP Gross Margin	57.2%	58.6%	55.4%	58.5%	62.4%	57.4%	58.9%
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services							
Revenue	$ 625	$ 609	$ 589	$ 590	$ 583	$ 2,499	$ 2,371
Costs	301	291	282	276	273	1,248	1,122
GAAP Gross Profit	324	318	307	314	310	1,251	1,249
GAAP Gross Margin	51.8%	52.2%	52.1%	53.2%	53.2%	50.1%	52.7%
Items excluded:							
Share-based compensation	1	1	-	2	2	4	5
Non-GAAP Gross Profit	$ 325	$ 319	$ 307	$ 316	$ 312	$ 1,255	$ 1,254
Non-GAAP Gross Margin	52.0%	52.4%	52.1%	53.6%	53.5%	50.2%	52.9%